                                                                   EXHIBIT 10.36
                                                                   -------------


                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS AGREEMENT is effective as of the close of business on the 30th day of September, 1997, by and between INFOCURE CORPORATION, a Delaware corporation ("PURCHASER"), HAL M. SEGAL, an individual ("Hal") and BART C. SEGAL, an individual ("Bart") ("SELLERS").

     RECITALS:

     I. SELLERS desire to sell to PURCHASER and PURCHASER desires to purchase all of the issued and outstanding capital stock of SoftEasy Software, Inc., a Pennsylvania corporation.

     NOW, THEREFORE, THE PARTIES HERETO, EACH INTENDING TO BE BOUND, AGREE AS
FOLLOWS:

ARTICLE 1.  SALE AND PURCHASE OF STOCK AND ADJUSTMENTS.
            ------------------------------------------

     SELLER agrees to sell and PURCHASER agrees to purchase all of the issued and outstanding capital stock (the "Stock") of SoftEasy Software, Inc. ("COMPANY"), on the terms and subject to the conditions hereinafter set forth, for the total purchase price ("Acquisition Price") of Seven Hundred Thousand and No/100 Dollars ($700,000.00), Five Hundred Thousand and No/100 Dollars ($500,000.00) payable at closing, as set forth in Article 8, and subject to the Net Worth Adjustment, set forth in Paragraph 1.1. hereinbelow, and Two Hundred Thousand and No/100 Dollars ($200,000.00) earn out, subject to the Gross Profit Adjustment set forth in Paragraph 1.2. hereinbelow.

      1.1  Net Worth Adjustment.
           --------------------

     If the net worth (assets of COMPANY less liabilities of COMPANY) of the COMPANY at closing is more than 0, the Acquisition Price shall be increased by the difference between the actual net worth and 0. If the net worth of the SELLER at closing is less then 0, the Acquisition Price shall be reduced by the difference between 0 and the actual net worth. Reductions in the Acquisition Price will be made in cash with respect to Hal and in PURCHASER stock with respect to Bart in the proportions set forth in Section 8.4. Increase in the Acquisition Price shall be made in cash to Hal and in stock to Bart in the proportions set forth in Section 8.4. PURCHASER stock shall be valued at the InfoCure Corporation initial public offering price. The net worth shall be calculated in accordance with GAAP consistently applied on an accrual basis.

     For purposes of this Article 1.1. the Net Worth Adjustment shall be computed and paid as follows:

     Within sixty days of the closing, SELLERS shall prepare and submit to PURCHASER a balance sheet reflecting all of the assets and liabilities of the COMPANY, prepared in a manner consistent with the past practices of COMPANY in accordance with generally accepted accounting principals ("Closing Date Balance Sheet"). No later than the date that is sixty (60) days after the date of receipt by PURCHASER of the proposed Closing Date Balance Sheet, PURCHASER shall submit in writing to SELLERS and COMPANY any and all proposed adjustments. PURCHASER shall allow SELLERS access to the books and records of COMPANY during normal business hours to review and prepare the Closing Date Balance Sheet. No later than the date that is thirty (30) days after the date of receipt by SELLERS of PURCHASER's proposed adjustments, SELLERS shall notify PURCHASER whether or not they accept the proposed adjustments and which, if any, they reject. Thereafter, for a period not to exceed thirty (30) days, PURCHASER and SELLERS will attempt in good faith to reach agreement on the Closing Date Balance Sheet. Failing agreement within such time period, the parties shall submit the accounting issues in dispute to binding arbitration to an accountant who shall serve as arbitrator, to be agreed upon between the parties. Payment shall be made within ten (10) days after a final determination of the Closing Date Balance Sheet.

     1.2   Gross Profit Adjustment.
           -----------------------

          1.2.1. During the initial 12 month period and the following 13th through the 24th month, following consummation of the stock purchase pursuant to this Agreement, SELLERS shall be entitled to an additional purchase price (Earn
Out), not to exceed $100,000.00 for each 12 month period computed as follows:

     For purposes of this Article 1, Gross Profit shall mean Revenues less Direct Costs. Revenues herein shall mean sales of products or services less returns, allowances and discounts. Direct Costs shall mean the costs associated with reproduction and packaging of software and the cost of equipment, supplies and accessories purchased for resale.

     For purposes of the Gross Profit adjustment computation, Gross Profit of COMPANY shall be deemed to be the percentage of the combined Gross Profits of COMPANY and DR Software, Inc. for fiscal 1996 represented by the Gross Profits of COMPANY calculated as follows:

Gross Profit of COMPANY for 1996
--------------------------------
Gross Profit of COMPANY and DR Software, = COMPANY Percent Inc. for 1996

          1.2.2. The COMPANY Percent shall be multiplied by the combined Gross Profit of COMPANY and DR Software for each 12 month period of the Earn Out. To the extent the product of such multiplication (Gross Profit of COMPANY) exceeds $500,000.00, SELLERS shall be entitled to additional Earn Out compensation of $0.66 for each $1.00 of Gross Profit of COMPANY in excess of $500,000.00.

          1.2.3. To the extent the Earn Out for the first 12 month period is less than $100,000.00, the difference between $100,000.00 and the amount of the actual Earn Out shall be added to the maximum achievable Earn Out for the second 12 month period so that any deficiency in the Earn Out for the first 12 month period may be made up in the second 12 month period.

          1.2.4. To the extent that the amount of Gross Profit for the first 12 month period would entitle the SELLERS to an Earn Out payment in excess of $100,000.00, the amount of such excess Gross Profit shall be carried forward to the second 12 month period and added to the Gross Profits for the second 12 months.

          1.2.5. PURCHASER shall provide SELLERS within thirty (30) days after receipt of financial statements from its accounting firm, but no later than 120 days after the end of each of the first two 12 month periods of this Agreement, computations sufficient for SELLERS to derive Gross Profits of the COMPANY and DR Software, Inc., SELLERS percent as defined herein and the Earn Out amount, if any, pursuant to Article 1.2.2. SELLERS shall have thirty (30) days to object to said computation. In the case of an objection, the parties hereto shall negotiate in good faith to achieve resolution. In the event resolution of SELLERS objection(s) is not resolved within sixty (60) days of receipt of said objection, either party may submit the matter for binding arbitration, pursuant to the rules of the American Arbitration Association (AAA), to a single arbitrator, experienced in matters of this kind. Arbitration shall occur in Atlanta, Georgia.

          1.2.6. In the event an additional business or businesses are combined with the COMPANY or DR Software, Inc., the parties shall mutually agree on an adjustment to the COMPANY Percent on a basis comparable to the basis to determine the COMPANY's Percent set forth hereinabove.

          1.2.7. The aforesaid Gross Profit adjustment (Earn Out) expires after 24 months, said expiration period commencing upon consummation of this transaction. Said expiration period shall not be extended.

          1.2.8. Payments of the Earn Out, if any, to the SELLERS shall be made as follows:

     Hal:  25% of payments due, payable in cash.
     ---

     Bart:  75% of payment due, payable 50% in cash and 50% in PURCHASER stock.
     ----
Shares to be issued under the Earn Out shall be valued at the InfoCure Corporation initial public offering price.

     Earn Out payments for each 12 month period shall be made to SELLERS within fifteen (15) days after receipt by PURCHASER of SELLERS written notification that SELLERS have no objection(s) to the computations and Earn out payment amount or within ten days after resolution of any objections or within ten days after a final determination by an arbitrator.

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLERS.
            -----------------------------------------

     SELLERS hereby represent and warrant to PURCHASER as follows:

     2.1.  Authority.
           ---------

     The execution, delivery and performance of this Agreement shall be validly authorized by COMPANY's Board of Directors and by COMPANY's shareholders prior the Closing (defined below). The execution and delivery of this Agreement do not, and the consummation of the transactions described herein will not result in or constitute: (1) a default, breach or violation of the Articles of Incorporation or By-Laws of COMPANY, or any agreement to which SELLERS or COMPANY is a party or by which any of their properties are bound; or (2) an event which would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or obligation of COMPANY or (3) the creation or imposition of any lien, charge or encumbrance on any of COMPANY's property or on the Stock of COMPANY.

     2.2.  Organization, Standing, Power and Qualification of COMPANY.
           ----------------------------------------------------------

     COMPANY is a corporation duly organized, validly existing and in good standing under the law of the State of Pennsylvania, has all the corporate powers necessary to own the properties it now owns and to carry on its business, as now conducted, and is qualified and in good standing in all Jurisdictions in which the nature of its business or its properties requires qualification. COMPANY does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business trust or other entity. SELLERS have delivered to PURCHASER complete and correct copies of the Articles of Incorporation of COMPANY, as amended to the date hereof which are attached as EXHIBIT B.

     2.3.  Capital Structure.
           -----------------

     The authorized capital stock of COMPANY consists of 10,000 shares of common stock with no par value, of which as of the Closing Date 10,000 shares were outstanding. This common stock is the only class of capital stock of COMPANY issued and outstanding, and COMPANY has no outstanding warrants, rights, options, calls, commitments or other arrangements evidencing the right to acquire any shares of its capital stock. All outstanding shares of COMPANY common stock are validly issued, fully paid and non-assessable, and all of the shares are owned, beneficially and of record, by SELLERS.

     2.4.  Valid Transfer.
           --------------

     At the Closing, SELLERS will convey to PURCHASER the Stock free of any liens, claims, charges, encumbrances or assessments of any nature.

     2.5.  Financial Statements.
           --------------------

     EXHIBIT C to this Agreement contains COMPANY's compiled balance sheets as of December 31st, 1994, 1995, 1996, and the related statements of income and of changes in financial position for the three years ending on those dates. SELLERS submission to PURCHASER regarding financial aspects of COMPANY have not been reviewed or audited.

     2.6.  Absence of Specified Changes.
           ----------------------------

     Except, as may be disclosed in the Exhibits to this Agreement, since December 31st, 1996, there has been no:

          2.6.1. Material adverse change in the financial condition, liabilities, assets, earnings, business or prospects of COMPANY;

          2.6.2. Transaction by COMPANY except in the ordinary course of business as conducted on that date;

          2.6.3. Capital expenditures or commitments by COMPANY exceeding, in the aggregate, $10,000.00;

          2.6.4. Commitment involving the expenditure by COMPANY of $10,000.00 or more;

          2.6.5. Failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on that date, or any destruction, damage to, or loss of any asset of COMPANY (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of COMPANY;

          2.6.6. Change in accounting methods of practices by COMPANY, including any change in depreciation or amortization policies or rates;

          2.6.7. Declaration, setting aside, or payment of a dividend or other distribution in respect of the common stock of COMPANY, or any direct or indirect redemption, purchase or other acquisition by COMPANY of any of its shares of common stock, except S corporation distributions;

          2.6.8. Revaluation by COMPANY of any of its assets or any write down of the value of any inventory;

          2.6.9. Sale, assignment or transfer of any tangible or intangible asset of COMPANY, including any rights to industrial or intellectual property, except in the ordinary course of business;

          2.6.10. Mortgage, pledge or other encumbrance of any tangible or intangible asset of COMPANY;

          2.6.11. Amendment, expiration or termination of any contract or license to which COMPANY is a party, except in the ordinary course of business;

          2.6.12. Loan by COMPANY to any person or entity or guaranty by COMPANY of any loan;

          2.6.13. Increase of more than 10% in the salary or other compensation payable or to become payable by COMPANY to any of its officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment by COMPANY of a bonus or other additional salary or compensation to any such person;

          2.6.14. Any labor trouble adversely affecting COMPANY's business of its assets;

          2.6.15. Waiver or release of any material right or claim of COMPANY, except in the ordinary course of business;

          2.6.16. Issuance or sale by COMPANY of any shares of its common stock or of any other equity security or of any security convertible into or exchangeable for capital stock of COMPANY;

          2.6.17. Borrowing of money except indebtedness which may be prepaid without penalty or premium on not more than 30 days' notice;

          2.6.18.  Amendment of COMPANY's Articles of Incorporation or By-Laws;
or

          2.6.19. Loss or termination of any maintenance customer or other customer which has generated monthly revenue on a continuing basis.

     2.7.  Absence of Proceedings.
           ----------------------

     No action at law or in equity, and no investigations or proceedings of any kind are now pending or threatened to liquidate or dissolve COMPANY or to declare any of the corporate rights, powers or privileges of COMPANY to be null and void or otherwise in full force and effect.

     2.8.  Absence of Undisclosed Liabilities.
           ----------------------------------

     COMPANY has no liability or obligation of any nature, accrued, absolute or contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in COMPANY's balance sheet as of July 31st, 1997, or EXHIBIT D to this Agreement, or disclosed in other exhibits to this Agreement.

     2.9.  Tax Returns and Audits.
           ----------------------

     Within the time and manner prescribed by law, COMPANY has filed all federal, state, local and foreign tax returns required by law which returns are true and correct in all material respects, and has paid all taxes, assessments and penalties, if any, due and payable. COMPANY has not received any notice of assessment or proposed assessment for additional taxes, interest or penalties in an amount material to it and there are no present disputes as to taxes of any nature paid or payable by COMPANY. The COMPANY's tax returns for the years 1994, 1995 and 1996 are attached as EXHIBIT E.
                                                              ---------

     2.10.  Assets of COMPANY.
            -----------------

          2.10.1.  Real Property.  EXHIBIT F to this Agreement contains a
                   -------------
complete list of each parcel of real property owned by or leased to COMPANY. EXHIBIT F also contains a description of all buildings, fixtures or other improvements located on the real properties and a list of all policies of title insurance to COMPANY for the properties. All leases listed in EXHIBIT F are valid and in full force and effect and there does not exist any default or event that now or with lapse of time would constitute a default under any of the leases. Except as set out in encumbrance or security agreement, all real property owned or leased by COMPANY is in good condition and repair, and COMPANY has not been threatened with any action or proceeding under any occupational safety and health, building, zoning or environmental ordinance, law or regulation applicable to the property and the property conforms fully to all laws, regulations and ordinances.

          2.10.2.  Tangible Personal Property.  The books and records of COMPANY
                   --------------------------
contain a complete and accurate description, and specify the location of all trucks, automobiles, machinery, computer equipment and all other tangible personal property owned, in the possession of, or used by COMPANY in its business that is subject to any lease, security agreement or other security arrangement or is other than in the possession of COMPANY. Each of the items of personal property subject to a lease or other agreement described in EXHIBIT G is in good operating condition and repair, and there exists no condition which interferes with its economic value or use.

          2.10.3.  Accounts Receivable.  EXHIBIT H contains an accounts
                   -------------------
receivable aging summary, which is an accurate summary of COMPANY's accounts receivable as of July 31st, 1997. All accounts receivable of COMPANY shown on the balance sheet of COMPANY as of July 31st, 1997, reflects adequate reserves for doubtful accounts and trade discounts, and the reserves are reasonable and appropriate under current circumstances and business practices and are on a basis consistent with prior years. The amount of the accounts receivable of COMPANY existing on the date of the Closing, less the reserves for doubtful accounts and trade discounts (which reserves shall be reasonable and appropriate under circumstances and business practices then existing and on a basis consistent with COMPANY's July 31st, 1997 balance sheet), shall be paid to COMPANY within 90 days after the Closing.

          2.10.4.  Trade Names, Trademarks, Service Marks, Patents and
                   ---------------------------------------------------
Copyrights.  EXHIBIT I to this Agreement contains a schedule of trade names,
----------
trademarks, service marks, patents and copyrights owned by COMPANY or in which COMPANY has rights or licenses, together with a brief description of each. Except as set out in
EXHIBIT I, COMPANY is not a party to any license, agreement or arrangement, whether as licensor, licensee or otherwise, with respect to any trade names, trademarks, service marks, patents and copyrights necessary for COMPANY' s business as now conducted and the actual and contemplated use thereof does not conflict with or infringe upon or otherwise violate any rights of others.

          2.10.5.  Computer Software.  EXHIBIT J to this Agreement contains a
                   -----------------
list of all of COMPANY's computer software programs and related documentation and materials which are owned by COMPANY and used by COMPANY in the operation of its business. Except as set forth in EXHIBIT J, COMPANY is the sole owner and original developer of all such software programs and materials, and the actual and contemplated use thereof does not conflict with or infringe upon or otherwise violate any rights of others.

          2.10.6.  Title to Assets.  COMPANY has good and marketable title to
                   ---------------
all its assets, whether real, personal, mixed, tangible or intangible. The assets are free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, claims, easements, rights of way, covenants, conditions or restrictions except those disclosed in EXHIBITS F, G or I, which restrictions, in any event, do not interfere with the normal use of the asset involved.

     2.11.  Rights Under Licenses.
            ---------------------

     EXHIBIT K to this Agreement contains a list of all license agreements under which COMPANY has obtained rights to use or to permit its customers to use computer software programs or data owned by others. All the license agreements are in full force and effect, and COMPANY is not in default under any of them now has it knowledge of any claim either that it is in default or that there is a claim that events have occurred, which, with the giving of notice or passage of time, would become events of default.

     2.12.  Existing Employment Contracts and Benefits.
            ------------------------------------------

     EXHIBIT L to this Agreement contains a list of all employment contracts and collective bargaining agreements, and all pension, bonus, profit sharing, stock option, health and life insurance policies and benefits and other agreements providing for employee remuneration or benefits to which COMPANY is a party or is bound; all the contracts and arrangements are in full force and effect, and COMPANY is not in default under any of them nor has it knowledge of any claim that it is in default or that there is a claim that events have occurred, which, with the giving of notice or passage of time, would become events of default. With respect to pension and profit-sharing benefits, EXHIBIT L contains (1) a list of each employee pension or profit-sharing plan maintained by COMPANY for any of its employees or not maintained by COMPANY, but to which COMPANY is required to contribute, true and correct copies of which employee benefit plans have been furnished to PURCHASER and (2) with respect to each plan, the most recent statement of each separate investment fund created thereunder, including information with respect to each plan, the most recent statement of each separate investment fund created under each employee pension or profit-sharing plan is in full compliance with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). No employee pension or profit-sharing plan maintained by COMPANY which is subject to title IV of ERISA has been terminated by the plan administrator or by the Pension Benefit Guaranty Corporation; no proceedings to terminate any plan have been instituted within the meaning of Subtitle C of title IV; and no reportable event within the meaning of Section 4043 of Subtitle C has occurred with respect to any plan. Each employee pension or profit-sharing plan is fully funded, and the assets of the separate investment fund created thereunder are at least equal to the vested interests of the participants of the investment fund. The trust created under each employee pension or profit-sharing fund is a "qualified" trust within the meaning of
Section 401 of the U.S. Internal Revenue Code.

     2.13.  Labor Relations; Employees.
            --------------------------

     COMPANY employs a total of approximately seven (7) employees, and enjoys a good employer-employee relationship with all employees. Except as set forth in EXHIBIT L, (1) COMPANY has paid in full to, or accrued on behalf of, all employees all wages, salaries, commissions, bonuses and other direct compensation for services performed by them to the Closing Date an all amounts required to be reimbursed to the employees; (2) COMPANY will not, by reason of anything done prior to the Closing, be liable to any employees for "severance pay" or any other payments; (3) COMPANY is in substantial compliance with all Federal, State, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours;
(4) there is no unfair labor practice compliant against COMPANY pending before the National Labor Relations Board or any comparable state, local or foreign agency; (5) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving COMPANY; (6) no representation question exists respecting the employees of COMPANY; (7) no grievance which might have an adverse effect on COMPANY or the conduct of its business nor any arbitration proceeding arising out of or under collecting bargaining agreements is pending and no claim therefore has been asserted and (8) no collective bargaining agreement is currently being negotiated by COMPANY.

     2.14.  Identification of Personnel and Compensation.
            --------------------------------------------

     EXHIBIT M lists the names and addresses of all officers and directors of COMPANY, stating the compensation payable to each.

     2.15.  Insurance Policies.
            ------------------

     EXHIBIT N contains a list of all insurance policies of COMPANY, specifying the insurer, amount of coverage and type of insurance under each. Each policy is in full force and effect and all premiums are currently paid. The policies insure COMPANY and its properties and businesses adequately and in reasonable amount against losses and risks.

     2.16.  Other Contracts.
            ---------------

     EXHIBIT O contains a complete and accurate list of all agreements not listed in other Exhibits, requiring the performance by COMPANY of any obligation for a period of time extending more than one year from the Closing Date or calling for COMPANY to pay a consideration of more than $1,000.00.

     2.17.  Compliance With Laws.
            --------------------

     The business of COMPANY has not, and as presently conducted, does not violate any Federal, State, local or foreign laws, regulations or orders, the violation of which would have a material adverse effect upon COMPANY nor has COMPANY received any notice of any violation which remains uncorrected.

     2.18.  Litigation.
            ----------

     Except as set forth in EXHIBIT P there is no suit action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending, or to the best of SELLERS knowledge, threatened against or affecting COMPANY, its business, assets, or financial condition. If the matters set forth in EXHIBIT P were decided adversely, they would not result in a material adverse change in the business, assets or financial condition of COMPANY. SELLERS have cause to be made available to PURCHASER all relevant court papers and other documents relating to matters set forth in EXHIBIT P. COMPANY is not in default with respect to any order, writ, injunction or decree of any Federal, State, local or foreign court, department, agency or instrumentality to which it is subject or by which it is bound. All orders, writs, injunctions and decrees are set out in EXHIBIT P.
           ---------

     2.19.  Identification of Depositories and Authority.
            --------------------------------------------

     EXHIBIT Q lists the names and addresses of all banks in which COMPANY has an account, deposit or safe deposit box and the signatories thereunder.

     2.20.  Governmental Consents.
            ---------------------

     Except as set out in EXHIBIT R, no consent, authorization or approval of, or filing with, any Federal, State, local or other governmental department, commission, board, agency or instrumentality is required to be made or obtained by SELLERS or COMPANY in connection with the sale of the Stock contemplated by this Agreement.

     2.21.  Outstanding Debt.
            ----------------

     EXHIBIT S contains a complete and accurate list of all of COMPANY's agreements for borrowed money. COMPANY is not in default in the payment of the principal or interest on any indebtedness, and no event has occurred or is continuing under the provisions of any agreement evidencing or relating to any indebtedness which with the lapse of time or the giving or notice, or both, would entitle the holder of the indebtedness to cause any portion of the principal amount of the indebtedness to become due or payable prior to the scheduled due date.

     2.22.  Brokers and Finders.
            -------------------

     None of the SELLERS, the COMPANY, nor any of its officers, directors, employees or agents have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement which is payable directly or indirectly, by PURCHASER or COMPANY or the Shareholders.

     2.23.  No Untrue Statements.
            --------------------

     No statements (including representations and warranties) contained in this Agreement (including in the exhibits attached hereto and documents described as having been provided to PURCHASER herein and therein), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein contain not misleading.

     2.24.  Investment Representations.
            --------------------------

          2.24.1. Bart is acquiring the common stock of PURCHASER for his own account (and not for others) and for investment purposes only and not with a view to distribution, as such is defined by the Securities Act of 1933, as amended ("Act"), or any rule or regulation thereunder ("Rules"), in violation of the Act or any of said Rules.

          2.24.2. Bart has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and economic risks of this particular investment and that an investment in the common stock of PURCHASER involves numerous risks, including the risks set forth with PURCHASER's Registration Statement on Form SB-2. No. 333-18923 ("SB Registration Statement").

          2.24.3. Bart agrees that the certificate or certificates representing the common stock of PURCHASER shall be inscribed with the legend that such stock may not be transferred in the absence of an effective registration statement under the Act covering the stock or an opinion of counsel satisfactory to PURCHASER that registration is not required.

          2.24.4. In making this decision to acquire the common stock of PURCHASER, Bart has been given the opportunity to discuss the business, management and financial affairs of PURCHASER with officers of PURCHASER and has had the opportunity to ask questions of, and receive answers from, such officers and to obtain additional information necessary to verify the accuracy of the information received and to evaluate PURCHASER and an investment in the common stock of PURCHASER and Bart desires no further information for such evaluation.

          2.24.5. Bart acknowledges that no representations were made by PURCHASER to the Shareholders with respect to the business, management or financial affairs of PURCHASER except as set forth in Article 3 of this Agreement.

          2.24.6. Each SELLER acknowledges the PURCHASER has relied on the representations contained in this Agreement in determining, that an exemption from registration under the Act for this Agreement is available and that, but for such representations, this Agreement would not be offered to the SELLERS.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.
            -------------------------------------------

     PURCHASER represents and warrants to SELLER as follows:

     3.1.  Organization and Standing of PURCHASER.
           --------------------------------------

     PURCHASER is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2.  Authority and Authorization of PURCHASER.
           ----------------------------------------

     PURCHASER has the corporate power to execute and deliver this Agreement and to incur and perform its obligations and has taken all necessary corporate action to enable it to fully perform its obligations.

     3.3.  Investment Intent of PURCHASER.
           ------------------------------

     PURCHASER represents that it is acquiring the Stock for its own account for investment and not with a view to distribution.

     3.4.  PURCHASER's Authorized Shares.
           -----------------------------

     PURCHASER represents that it currently has available and during the Earn Out period will continue to have available sufficient shares of its authorized stock to issue shares to SELLERS as contemplated under Article 8.3 and the Earn Out provisions set forth in Article 1.2 hereinabove and such shares when issued will be fully paid and non-assessable.

     3.5.  Capital Structure.
           -----------------

     The authorized capital stock of PURCHASER consists 15,000,000 shares of Common Stock $.001 par value and 2,000,000 shares of Preferred Stock of which as of the Closing Date 5,557,839 shares of Common Stock were outstanding. All outstanding shares of PURCHASER's common stock are validly issued, fully paid and non-assessable.

     3.6.  Absence of Proceedings.
           ----------------------

     No action at law or in equity, and no investigations or proceedings of any kind are now pending or threatened to liquidate or dissolve PURCHASER or to declare any of the corporate rights, powers or privileges of PURCHASER to be null and void or otherwise in full force and effect.

     3.7.  Compliance With Laws.
           --------------------

     The business of PURCHASER has not, and as presently conducted, does not violate any Federal, State, local or foreign laws, regulations or orders, the violation of which would have a material adverse effect upon PURCHASER nor has COMPANY received any notice of any violation which remains uncorrected.

     3.8.  Litigation.
           ----------

     Except as set forth in EXHIBIT P, there is no material suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending, or to the best of PURCHASER's knowledge, threatened against or affecting PURCHASER, its business, assets, or financial condition. If the matters set forth in EXHIBIT P were decided adversely, they would not result in a material adverse change in the business, assets or financial condition of PURCHASER. PURCHASER is not in default with respect to any order, writ, injunction or decree of any Federal, State, local or foreign court, department, agency or instrumentality to which it is subject or by which it is bound.

     3.9.  Governmental Consents.
           ---------------------

     Except as set out in EXHIBIT V, no consent, authorization or approval of, or filing with any Federal, State, local or other governmental department, commission, board, agency or instrumentality is required to be made or obtained by PURCHASER in connection with the sale of the stock contemplated by this Agreement.

     3.10.  Brokers and Finders.
            -------------------

     The PURCHASER, nor any of its officers, directors, employees or agents have not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement which is payable directly or indirectly by SELLERS or COMPANY or the Shareholders.

     3.11.  No Untrue Statements.
            --------------------

     No statements (including representations and warranties) contained in this Agreement and in the SB Registration Statement (including in the exhibits attached hereto and documents described as having been provided to SELLERS herein and therein), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein contain not misleading.

ARTICLE 4.  CONDUCT AND TRANSACTIONS PRIOR TO CLOSING.
            -----------------------------------------

     PURCHASER and SELLER agree that from the date of this Agreement until the
Closing:

     4.1.  PURCHASER's Access to Information.
           ---------------------------------

     PURCHASER' s counsel, representatives and agents shall have full access during normal business hours to all properties, books and records of COMPANY. PURCHASER's representatives shall be furnished all data concerning the business, finances and properties of COMPANY that they may reasonably request.

     4.2.  Board of Directors and Shareholders Approval.
           --------------------------------------------

     COMPANY shall submit this Agreement to its Board of Directors and Shareholders, as soon as practicable, and PURCHASER shall submit the transactions contemplated by this Agreement to its Board of Directors as soon as practicable.

     4.3.  Financial Review.
           ----------------

     SELLERS have, upon written request of PURCHASER and at PURCHASER's sole cost and expense arranged for COMPANY's or PURCHASER's independent accountants for a limited review of the financial statements of COMPANY in accordance with AICPA Professional Standards Section AR100 and in accordance with specific procedures established by PURCHASER. A report containing the results of the limited review has been provided to PURCHASER at least ten (10) days prior to Closing. The report included a COMPANY balance sheet together with related statements of income and of changes in financial condition for a period commencing on January 1st, 1997, through a date mutually agreed to by the parties sufficient for the PURCHASER's review of COMPANY. The accountants' fee for the limited reviews shall be paid by PURCHASER.

     4.4.  Conduct of Business in Normal Course.
           ------------------------------------

     COMPANY shall (1) carry on its business in substantially the same manner as previously operated; (2) preserve its business organization and existing business relationships intact and (3) refrain from taking any of the actions described in Paragraph 2.6.

     4.5.  Governmental Authority.
           ----------------------

     PURCHASER and COMPANY shall cooperate with each other in filing any necessary notifications, applications, reports or other documents with any Federal, State or local authorities having jurisdiction with respect to the transactions described in this Agreement.

     4.6.  Changes in Compensation.
           -----------------------

     All changes, after the date hereof, in compensation payable to officers, directors and employees of COMPANY shall be subject to approval by PURCHASER, which approval shall not be unreasonably withheld.

ARTICLE 5.  INFORMATION TO BE HELD IN CONFIDENCE.
            ------------------------------------

     PURCHASER agrees that until the Closing, PURCHASER, its officers, directors, employees and other representatives shall hold in strict confidence and shall use information obtained in connection with this Agreement solely for the purpose of evaluating COMPANY in connection with the purchase of the Stock, except to the extent the information may be publicly available through no fault of PURCHASER or required by law to be disclosed. Should the purchase of the Stock not be consummated, PURCHASER shall return to COMPANY the information. PURCHASER's obligations under this Article shall expire upon the Closing; however, if the Closing does not occur. PURCHASER's obligations under this Article shall survive the termination of this Agreement for a period of three years from the date hereof.

ARTICLE 6.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO PURCHASE THE
            --------------------------------------------------------------
STOCK.
-----
     The obligation of PURCHASER to purchase the Stock is subject to the satisfaction at or before the Closing, or before the conditions set out below.

     6.1.  Accuracy of SELLERS Representations and Warranties.
           --------------------------------------------------

     The representations and warranties of SELLER set out in Article 2 shall be as true and correct at the date of the Closing as though made at that time.

     6.2.  Performance by SELLERS.
           ----------------------

     SELLERS shall have complied with all conditions required by this Agreement.

     6.3.  Board of Directors and Shareholders Approval.
           --------------------------------------------

     The Board of Directors of COMPANY, and the Shareholders of COMPANY, shall have approved the transactions described in this Agreement.

     6.4.  Stockholders Equity.
           -------------------

     PURCHASER shall have received from SELLERS the report of the limited review of COMPANY, as set forth in Paragraph 4.3, stating the stockholders equity of COMPANY satisfactory to PURCHASER.

     6.5.  No Material Adverse Change.
           --------------------------

     During the period from July 31st, 1997, to the Closing, there shall not have been any material adverse change in the financial condition or in the results of operations of COMPANY, and COMPANY shall not have sustained any material loss to its assets, whether or not insured, that materially affects COMPANY's ability to conduct a material part of its business.

     6.6.  Governmental Authorizations.
           ---------------------------

     SELLERS and COMPANY shall have filed any information described in Paragraph
4.5. required by any governmental authority and shall have received any necessary governmental consents or authorizations required by the transactions described in this Agreement or the continuation of the business of COMPANY after the Closing.

     6.7.  Opinion of SELLERS' Counsel.
           ---------------------------

     PURCHASER shall have received from SELLERS an opinion of counsel, dated as of the Closing, in form and substance satisfactory to PURCHASER and its counsel, that (1) COMPANY is a corporation duly organized and validly existing and in good standing under the laws of the State of Pennsylvania, and is not qualified in any other state; (2) COMPANY has the necessary corporate power to own its property and conduct its business as now operated; (3) the authorized capital stock of COMPANY consists of ten thousand (10,000) shares of common stock, no par value, of which all the shares are validly issued, fully paid, and non-assessable; (4) to the knowledge of counsel there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements, or commitments obligating COMPANY to issue any additional shares of its capital stock; (5) this Agreement is valid and binding on SELLERS, except as limited by laws affecting the rights of creditors; (6) upon the transfer and delivery of the Stock to PURCHASER, and assuming that PURCHASER is acquiring the Stock in good faith without notice of any adverse claim, PURCHASER will become the owner of all of the Stock free and clear of all liens, encumbrances, claims, charges or restrictions; (7) to the best of counsel's knowledge, neither SELLERS nor COMPANY are a party to any agreement or arrangement material to it which would be violated, or under which any of its rights would be adversely affected in any material respect by the transactions contemplated in this Agreement; (8) counsel does not know of any litigation proceedings or governmental investigation pending or threatened against or relating to COMPANY or its properties or business or the transact ions contemplated by this Agreement (other than as set forth in the opinion or EXHIBIT P) which, if adversely determined, would, in the opinion of counsel result in liability that would have a material adverse effect on the COMPANY and
(9) nothing has come to the attention of counsel which would cause counsel to believe that any of the representations or warranties contained in Article 2 is false or misleading in any material respect.

     6.8.  Results of Investigations.
           -------------------------

     PURCHASER shall have received satisfactory results of the investigations of COMPANY made under the provisions of Paragraph 4.1.

     6.9.  Absence of Litigation.
           ---------------------

     No action, suit or proceeding before any court or any governmental authority pertaining to the acquisition of the Stock by PURCHASER shall have been instituted or threatened on or before the Closing.

     6.10.  Lender Approval.
            ---------------

     PURCHASER shall have received approval of this transaction from its senior lender.

ARTICLE 7.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO SELL THE STOCK.
            -------------------------------------------------------------

     The obligation of SELLERS to sell the Stock is subject to the satisfaction, at the time of Closing, of the conditions set out below.

     7.1.  Accuracy of PURCHASER's Representations and Warranties.
           ------------------------------------------------------

     The representations and warranties of PURCHASER set out in Article 3 shall be true and correct at the date of the Closing as though made at that time.

     7.2.  Performance by PURCHASER.
           ------------------------

     PURCHASER shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement.

     7.3.  Board of Directors Approval.
           ---------------------------

     The Board of Directors of PURCHASER shall have approved the transactions described in this Agreement.

     7.4.  Governmental Authorizations.
           ---------------------------

     PURCHASER shall have filed any information described in Paragraph 4.5 required by any governmental authority and shall have received any necessary governmental consents or authorizations required by the transactions described in this Agreement or the continuation of the business of COMPANY after the Closing.

     7.5.  Opinion of PURCHASER's Counsel.
           ------------------------------

     SELLERS shall have received from PURCHASER an opinion of counsel, dated as of the Closing, in form and substance satisfactory to SELLERS and their counsel, that (1) PURCHASER is a corporation duty organized and validly existing and in good standing under the laws of Delaware; (2) PURCHASER has the corporate power to execute and deliver this Agreement and to incur and perform its obligations hereunder and (3) this Agreement is valid and binding on PURCHASER.

     7.6.  Hal M. Segal Consulting Agreement.
           ---------------------------------

     Hal M. Segal shall have received from PURCHASER an offer to enter into a consulting capacity and a six month Consulting Agreement setting forth the terms and conditions thereof satisfactory to Hal M. Segal.

     7.7.  Bart C. Segal Employment Agreement.
           ----------------------------------

     Bart C. Segal shall have received from PURCHASER an offer to enter into employment with PURCHASER for a two year term and an employment and incentive compensation agreement setting forth the terms and conditions thereof satisfactory to Bart C. Segal.

ARTICLE 8.  THE CLOSING.
            -----------

     8.1.  Time and Place.
           --------------

     The transfer of the Stock to PURCHASER by SELLERS shall take place at 3:00 p.m. local time, on October 14th, 1997, and be effective as of the close of business on September 30th, 1997, at the offices of InfoCure Corporation, 2970 Clairmont Road, Suite 950, Atlanta, Georgia 30329 or at such other time and place as SELLERS and PURCHASER shall mutually agree upon.

     8.2.  Delivery of the Shares at Closing.
           ---------------------------------

     At the Closing, SELLERS shall deliver to PURCHASER against the payment specified in Paragraph 8.3. below, certificates representing the Stock, duly endorsed by the registered holder for transfer with signature guaranteed by a bank or trust company.

     8.3.  Payment to SELLER by PURCHASER.
           ------------------------------

     At the Closing, PURCHASER pay SELLERS the amount of $500,000.00, $400,000.00 in cash less any escrow deposit, and 18,182 shares of PURCHASER common stock. Payments to the SELLERS will be made as follows: Mr. Hal M. Segal, cash $225,000.00, $250 000.00 less $25,000.00 escrow; Mr. Bart C. Segal, cash of $150,000.00 and 13,637 shares (18,182 less 4,545 escrow shares). The cash proceeds shall be reduced proportionately to account for the escrow deposit.

     8.4.  Escrow Deposit.
           --------------

     At the Closing PURCHASER shall deposit on behalf of SELLERS the consideration of $50,000.00, $25,000.00 in InfoCure stock representing Bart's escrow contribution and $25,000.00 cash representing Hal's escrow contribution with a party to be named by PURCHASER, as escrow agent (the "Agent") under the escrow agreement (the "Escrow Agreement") a copy of which is attached as EXHIBIT T, as a source of funds for the indemnification set forth in Article 10. The Escrow Agreement shall remain in effect for one year from the date of Closing. Only claims over $5,000.00 shall be deemed material as contemplated in Article
10. and submitted by PURCHASER for indemnity against the escrow fund.

ARTICLE 9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
            ------------------------------------------

     Except for the representations and warranties set forth in Paragraph 2.5, which shall continue without expiration, all representations and warranties made in this Agreement shall be deemed to be continuing and shall survive the Closing, but shall expire three (3) years after the date of the Closing with the time for making a claim in respect to these matters to expire three (3) years and six (6) months from the date of the Closing.

ARTICLE 10.  INDEMNITY.
             ---------

     10.1.  Indemnity.
            ---------

     SELLERS covenant and agree to indemnity PURCHASER against any and all losses, damages, costs and expenses, including reasonable attorney's fees which PURCHASER or COMPANY may sustain or incur, directly or indirectly, by reason of any breach of the representations or warranties of SELLERS contained in Article 2 or breach of SELLERS obligations under Article 11, it being understood that the representations, warranties and obligations survive the Closing and expire three
(3) years after the date of the Closing (the loss, damage, cost, expense or fees called a "Loss" or "Losses"), provided that SELLERS shall have received notice of any Loss within three (3) years and six (6) months from the date of the Closing. This right of indemnity shall be in addition to any other remedy available as a matter of law on account of the transactions described herein, including remedies available to purchasers of securities.

     10.2.  Source of Funds.
            ---------------

     As a non-exclusive source of funds for SELLERS indemnity against a Loss as set forth herein, at the Closing PURCHASER shall, on behalf of SELLERS, make the Deposit with the Agent described in Paragraph 8.4. with directions to use the funds as provided in the Escrow Agreement.

     10.3.  Participation in Defense.
            ------------------------

     If any action or proceeding for which indemnity may be sought by PURCHASER shall be brought against PURCHASER or COMPANY, SELLERS shall be entitled to participate in the defense at their own expense and to settle any action on terms as they shall see fit, provided that PURCHASER and COMPANY shall be released from any liability by reason of the settlement, and provided further that the amount of deposit remaining in Escrow is sufficient to pay for any Loss, and SELLERS agree to the payment of the Loss. It is further understood that SELLERS may participate in the defense of any action involving SELLERS relevant to this Agreement provided that sufficient monies are in escrow to pay for any loss.

     10.4.  SELLER's Total Liability.
            ------------------------

     The total liability of the SELLERS under this Article 10 indemnity shall not exceed the consideration received or to be received by the SELLERS pursuant to Article 1 hereinabove.

ARTICLE 11.  OBLIGATIONS AFTER THE CLOSING.
             -----------------------------

     11.1.  Tax Returns.
            -----------

     SELLERS shall file on behalf of COMPANY, a consolidated federal income tax return for COMPANY' s financial reporting period of January 1st, 1997 through the date of Closing of this Agreement, which shall include COMPANY's taxable income or loss for the period ending as of the Closing Date, and SELLERS shall file all other consolidated Federal, State and local tax returns required by law for the COMPANY for the period then ending. SELLERS shall pay all taxes, assessments and penalties, if any, with respect thereto. Such returns shall be subject to approval by PURCHASER, which approval shall not be unreasonably withheld.

     11.2.  SELLERS Access to Information.
            -----------------------------

     SELLERS shall have a right to access to, and to copy and use, all the records of COMPANY relating to periods of time prior to the Closing for purposes of preparation of tax returns, employee tax reports and customary accounting functions. Additionally, PURCHASER agrees to make available to SELLERS, at reasonable times and upon reasonable advance notice, relevant records and personnel in connection with the preparation of a defense, or a negotiation or a settlement, relating to any pending or threatened litigation or government agency proceeding (including a tax audit) involving the conduct of COMPANY or SELLER before the Closing.

     11.3.  Tax Indemnity.
            -------------

     Subject to the provisions of Article 10, if PURCHASER or COMPANY is assessed a deficiency by the Internal Revenue Service or the State of Pennsylvania for the partial tax year ending September 30th, 1997, or any prior year, which deficiency is assessed in respect of SELLERS, then Sellers shall jointly and severally indemnify and hold harmless PURCHASER and COMPANY from the Amount of tax, interest and any penalties. The provisions of this paragraph shall survive the Closing until all claims are finally settled by the Internal Revenue Service or are barred by the Applicable statute of limitations.

     11.4.  Covenant Not to Compete.
            -----------------------

     Hal and Bart agree that for the period commencing on the date hereof and ending five (5) years thereafter, Hal and Bart will not, alone or with others, directly or indirectly, own, manage, operate, join, control, participate in the ownership, management, operation or control of, be employed by, consult with, advise or be connected in any other manner with any business which develops, distributes or markets practice management software programs and/or services which compete with the podiatry practice management software program and services of the kind previously marketed by COMPANY, and podiatry practice management software programs and services of the kind marketed by the DR Software, Inc. division of InfoCure Corporation including those selling agents of said division during the term of this Covenant not to Compete provision.
This covenant not to compete shall not prohibit (i) ownership by Hal or Bart of not more than one percent (1%) of the equity securities of companies listed on any United States stock exchanges or traded over the counter or (ii) engagements which do not involve, directly or indirectly, the development, distribution or marketing of competitive products or services by entities engaged in such competitive businesses.

     The term "territory" shall mean the United States of America.

     The terms "distributes" and "markets" do not include distribution of software programs by retail software outlets.

     Each city and county of each state and each state in the Territory and each month of time covered by this covenant not to compete shall be deemed a severable unit and should any court determine that the inclusion of all state, cities and counties or months would render any such undertaking unreasonable or enforceable for any reason, those units which are necessary in the judgment of the court to be deleted in order to render such an undertaking reasonably enforceable shall be deemed free of such non-compete undertaking, but such undertaking shall remain in full force and effect as to every other unit of territory and time.

ARTICLE 12.  MISCELLANEOUS.
             -------------

     12.1.  Publicity.
            ---------

     All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by PURCHASER and SELLERS. Neither shall act unilaterally in this regard without the prior approval of the other, which approval shall not be unreasonably withheld.

     12.2.  Costs.
            -----

     SELLERS and PURCHASER represent that they have dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Except as otherwise provided in Paragraph 4.3, PURCHASER and SELLERS shall pay all costs and expenses incurred or to be incurred by each in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     12.3.  Headings.
            --------

     Subject headings of Sections are included for convenience only and shall not affect the interpretation of any provisions.

     12.4.  Notices.
            -------

     Any notices or other communication under this Agreement shall be in writing and shall be deemed to have been given on the date of service if personally served or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail addressed as follows:

     PURCHASER:  InfoCure Corporation
                 Attention:  Richard E. Perlman
                 2970 Clairmont Road
                 Suite 950
                 Atlanta, Georgia 30329

     SELLERS:    Hal M. Segal               Bart C. Segal
                 One Franklin Town Blvd.    3202 Shawnee Green
                 Apartment 1108             Ambler, PA 19002
                 Philadelphia, PA 19103

     12.5.  Assignment and Successors.
            -------------------------

     Neither PURCHASER nor SELLERS may assign any rights or delegate any duties hereunder.

     12.6.  Binding Effect.
            --------------

     This Agreement shall be binding upon and inure to benefit of the successors of the parties.

     12.7.  Governing Law.
            -------------

     This Agreement shall be governed by the laws of the State of Georgia.

     12.8.  Severability.
            ------------

     Each provision of this Agreement is intended to be severable.

     12.9.  Amendment of Exhibits.
            ---------------------

     EXHIBITS A through T may be amended by SELLERS at any time prior to the Closing, provided, however, that PURCHASER shall have the right to terminate this Agreement without obligation (except the obligation of confidentiality under Article 5), if any amendment results in material change to SELLERS representations and warranties.

     12.10.  Termination.
             -----------

     Either party shall have the right to terminate this Agreement if the Closing does not occur by October 30th, 1997. PURCHASER's obligations under
Article 5 shall survive any termination.


/s/  Hal M. Segal                      FOR: [HAND WRITTEN] InfoCure Corporation
--------------------
Hal M. Segal                                      PURCHASER

/s/  Bart C. Segal                     By  /s/Frederick L. Fine
--------------------                          --------------------
Bart C. Segal                          Its /s/President
                                              --------------------